NEWS RELEASE 950 Echo Lane, Suite 100 Houston, TX 77024

AT GROUP 1:	President and CEO	Earl J. Hesterberg	(713) 647-5700

	Chief Financial Officer	John C. Rickel	(713) 647-5700

	Manager, Investor Relations	Kim Paper Canning	(713) 647-5700

AT Fleishman-Hillard:	Investors/Media	Russell A. Johnson	(713) 513-9515

FOR IMMEDIATE RELEASE
MONDAY, MARCH 13, 2006

GROUP 1 AUTOMOTIVE ANNOUNCES $42 MILLION SHARE REPURCHASE PROGRAM

HOUSTON, March 13, 2006 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 automotive retailer, today announced that its board of directors has authorized a share repurchase program of up to $42 million of the company’s common stock. Purchases may be made from time to time, based on market conditions, legal requirements and other corporate considerations, in the open market or in privately negotiated transactions.

The company expects that any repurchase of shares will be funded by cash from operations and anticipates completing the repurchase program within the next 12 months. Currently, the company has approximately 24 million shares of common stock outstanding. Repurchased shares will be held in treasury.

“Following the recent announcement of our first quarterly dividend payment, this share repurchase program is further evidence of our focus on maximizing shareholder value,” said Earl J. Hesterberg, Group 1’s president and chief executive officer.

Group 1 also announced that its board of directors authorized additional repurchases of the company’s common stock to fund the share delivery requirements under its existing employee stock purchase plan. These repurchases will also be made from time to time in the open market or in privately negotiated transactions and will be funded primarily with cash received from participants in its employee stock purchase plan. The company expects to purchase an average of approximately 50,000 shares of its common stock in each quarter to fulfill plan requirements.

About Group 1 Automotive, Inc.
Group 1 owns 95 automotive dealerships comprised of 139 franchises, 31 brands and 30 collision service centers in California, Colorado, Florida, Georgia, Louisiana, Massachusetts, New Hampshire, New Jersey, New Mexico, New York, Oklahoma and Texas. Through its dealerships, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.

This press release contains “forward-looking statements,” which are statements related to future, not past events. In this context, the forward-looking statements often include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” or “will.” Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) market conditions for our common stock, (b) general economic conditions, (c) the level of manufacturer incentives, (d) the future regulatory environment, (e) our ability to obtain an inventory of desirable new and used vehicles, (f) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (g) our cost of financing and the availability of credit for consumers, (h) our ability to complete acquisitions and dispositions and the risks associated therewith, and (i) our ability to retain key personnel. These factors, as well as additional factors that could affect our forward-looking statements, are described in our Form 10-K under the headings “Business—Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We urge you to carefully consider this information. We undertake no duty to update our forward-looking statements, including our earnings outlook.